                                                                   EXHIBIT 10.17

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                            MASTER SERVICES AGREEMENT

         This Agreement, including all attachments hereto, (this "Agreement") is entered into as of October 2, 1998 (the "Effective Agreement Date"), by and between Deltagen, Inc., a Delaware corporation having an address at 1031 Bing Street, San Carlos, California 94070, and all of its Affiliates (as defined below) ("DELTAGEN"); and ROCHE BIOSCIENCE, A DIVISION OF SYNTEX (U.S.A.) INC., a Delaware corporation having an address at 3401 Hillview Avenue, Palo Alto, California 94304 (as defined below) ("ROCHE BIOSCIENCE").

         WHEREAS, DELTAGEN possesses knowledge and experience in the research and generation of Knockout Mice (defined below); and

         WHEREAS, ROCHE BIOSCIENCE wishes to engage DELTAGEN to obtain the benefit of such knowledge and experience with respect to projects being conducted by ROCHE BIOSCIENCE in research, development or evaluation of various gene sequences, pharmaceutical compounds or products of ROCHE BIOSCIENCE;

         NOW THEREFORE, in consideration of mutual covenants set forth herein, DELTAGEN and ROCHE BIOSCIENCE (individually "Party" and collectively "Parties") agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" of a Party shall mean any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

         1.2 "Budget" means the pricing and payment terms for a Knockout Mice Project substantially in the form set forth in Attachment II attached hereto.

         1.3 "Claim(s)"shall have the meaning set forth in Section 12.1 below.

         1.4 "Confidential Information" means with respect to a Party hereto (the "Disclosing Party"), collectively, all technical, financial and business information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, disclosed by the Disclosing Party to the other Party hereto (the "Receiving Party") or obtained by the Receiving Party through observation or examination of the foregoing, but only to the extent such information or embodiment is maintained, as confidential by the Disclosing Party and is marked or otherwise identified as confidential when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential in a written document provided to the Receiving Party within thirty (30) days after verbal disclosure to the Receiving Party. For purposes of this Agreement and without limiting the generality of the foregoing, the Data and the Study materials shall be considered the Confidential Information of ROCHE BIOSCIENCE.

         1.5 "Data" means all data-or information generated under this Agreement during a Knockout Mice Project, * * * required to be generated, collected or analyzed by Deltagen under a Scope of Work.

         1.6 "Deltagen Technology" means all Inventions owned by or licensed to DELTAGEN for use in the design, creation, development, generation or production of Knockout Mice.

         1.7 "Designated Site(s)" means the site(s) designated for a Knockout Mice Project as set forth in the applicable Scope of Work.

         1.8 "Effective Commencement Date" shall have the meaning set forth in Section 2.3 below.

* * * Confidential material redacted and separately filed with the Commission.


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         1.9      "FDA" means the United States Food and Drug Administration.

         1.10 "Inventions" means technology, information, data, know-how, inventions, improvements and all patent or other intellectual property rights therein-and thereto.

         1.11 "Knockout Mice (Mouse)" means * * * mice having a Standard mutation wherein such mice transmit the Standard Mutation, in the form of
* * *, through the germ line.

         1.12 "Knockout Mice (Mouse) Project" means a specific project to create, test and generate Knockout Mice under this Agreement in accordance with the terms of a specific Scope of Work.

         1.13 "Law" means any federal, state or local law, rule, or regulation.

         1.14 "Milestone" shall mean the milestones set forth on the Scope of Work attached hereto.

         1.15 "Regulatory Agency" means the FDA or any other similar governmental agency or agencies in countries other than the United States.

         1.16 "Regulatory Filing" means any form or other statement required to be filed with any Regulatory Agency.

         1.17 "Roche Bioscience Representative" means the representative identified in writing by ROCHE BIOSCIENCE on a Scope of Work, as such representative may be changed from time to time

* * * Confidential material redacted and separately filed with the Commission.


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         in writing by ROCHE BIOSCIENCE.

         1.18     "Roche Bioscience Technology" means all Inventions and
Study Materials owned by, licensed to or otherwise freely available (without restriction) to ROCHE BIOSCIENCE and delivered by ROCHE BIOSCIENCE to DELTAGEN for use or otherwise utilized by DELTAGEN pursuant to this Agreement.

         1.19 "Scope of Work" means a work plan for a Knockout Mice Project (or other similar document) substantially in the form attached hereto as Attachment I which references this Agreement and is mutually agreed to in writing by ROCHE BIOSCIENCE and DELTAGEN.

         1.20 "Standard Mutation" means the interruption or deletion in a portion of a single, specified gene by * * *.

         1.21 "Study Materials" means any samples or materials (including chemical or biological) provided by ROCHE BIOSCIENCE to DELTAGEN under this Agreement for purposes of a Knockout Mice Project, including but not limited to drugs, compounds, genes, probes, formulations and other substances.

2.       SCOPE OF WORK

         2.1 INDIVIDUAL KNOCKOUT MICE PROJECTS. If ROCHE BIOSCIENCE wishes DELTAGEN to perform a Knockout Mice Project under this Agreement, ROCHE BIOSCIENCE and DELTAGEN shall meet and attempt to reach mutual-agreement upon a Scope of Work for such Knockout Mice Project, including the applicable technical specifications, budget and a time schedule for such Knockout Mice Project to be performed pursuant to Attachments I and
II. ROCHE BIOSCIENCE shall initiate a request for a Scope of Work by notifying DELTAGEN in writing and providing a description of the particular Knockout Mice Project requested. DELTAGEN shall evaluate each such request to determine whether such Knockout Mice Project is feasible, if it is otherwise acceptable to DELTAGEN or if DELTAGEN requires modifications thereto. If such a Knockout Mice Project, in DELTAGEN's commercially reasonable discretion, is not feasible or is not otherwise acceptable to DELTAGEN, DELTAGEN shall have the right (without penalty) to decline to undertake such Knockout Mice Project. The terms of this Agreement, the Scope of Work and the Budget shall form the entire agreement of the Parties with respect to each Knockout Mice Project.

         2.2 INITIATION OF KNOCKOUT MICE PROJECTS. Prior to DELTAGEN's initiation of each Knockout Mice Project, ROCHE BIOSCIENCE shall:

                  2.2.1 Identify to DELTAGEN in writing each Knockout Mice Project to be initiated and agree with DELTAGEN upon the Scope of Work for such Knockout Mice Project;

                  2.2.2 Disclose in writing to DELTAGEN * * * in the possession of or freely available (without restriction) to ROCHE BIOSCIENCE that is reasonably necessary or useful for DELTAGEN to * * * to complete Milestones 1 and 2 under this Agreement with respect to each Knockout Mice Project.

                  2.2.3    Consult with and agree with DELTAGEN regarding the
* * *;

                  2.2.4 Transfer to DELTAGEN any * * * licensed (without restriction or cost), owned by or freely available (without restriction) to ROCHE BIOSCIENCE that may be suitable for * * *; and

                  2.2.5 Identify and notify DELTAGEN in writing of the specifications (including the specific gene sequence) for each Knockout Mice Project for which DELTAGEN is requested by ROCHE BIOSCIENCE to produce Knockout Mice.

         2.3 COMMENCEMENT OF KNOCKOUT MICE PROJECT. Each Knockout Mice Project conducted hereunder shall commence fifteen (15) days after written agreement by both parties on a Scope of Work and DELTAGEN's receipt from ROCHE BIOSCIENCE of all information and materials set forth in Section 2.2 relating to such Knockout Mice project (the "Effective Commencement Date"). ROCHE BIOSCIENCE shall be solely responsible for identifying and notifying DELTAGEN in writing of the specific gene sequence for each Knockout Mice Project.

* * * Confidential material redacted and separately filed with the Commission.


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         2.4      PERFORMANCE. DELTAGEN shall use its commercially reasonable efforts to perform its obligations under this Agreement, PROVIDED THAT, ROCHE BIOSCIENCE acknowledges and agrees that the performance of the Knockout Mice Projects involves a number of technologically complex steps and that any time periods for performance are reasonable estimates only and may be subject to change due to potential technological difficulties encountered. DELTAGEN shall notify ROCHE BIOSCIENCE of any such technical difficulties as soon as reasonably practicable after such difficulties are encountered and the parties shall discuss in good faith methods to resolve such technical difficulties in a reasonable manner. Except as otherwise set forth in this Agreement, if DELTAGEN is unable to complete a Milestone under any Scope of Work for a Knockout Mice Project within the estimated times set forth in the Scope of Work, ROCHE BIOSCIENCE shall have the right to terminate such Knockout Mice Project as set forth in Section 11.4.1.

         2.5 COMPLETION OF KNOCKOUT MICE PROJECT. Each Knockout Mice Project shall be deemed complete upon DELTAGEN's completion of Milestone 3 on Attachment I for each such Knockout Mice Project ,and DELTAGEN's delivery of at least * * * for a minimum of * * * and ROCHE BIOSCIENCE's confirmation
* * *.

         2.6 DESIGN BY DELTAGEN. DELTAGEN shall use reasonable efforts to design, as technically practical, * * * and to generate
Knockout Mice under each Knockout Mice Project according to the specifications of ROCHE BIOSCIENCE as set forth in Section 2.2 above.

         2.7 ADHERENCE TO SCOPE OF WORK. DELTAGEN shall perform those activities described in the Scope of Work for each Knockout Mice Project at the Designated Site, and shall comply with all the terms and requirements of both this Agreement and the applicable Scope of Work. Neither Party shall change or deviate from a Scope of Work without the prior written consent of the other Party. Each party shall devote the necessary level of personnel and resources to conduct and complete its obligations under this Agreement in a commercially reasonable manner pursuant to the terms of this Agreement and in compliance with all applicable laws.

         2.8 CHANGES TO A KNOCKOUT MICE PROJECT. ROCHE BIOSCIENCE may, from time to time, propose a modification to the terms of a Knockout Mice Project. If ROCHE BIOSCIENCE intends to change any terms of a Knockout Mice Project, including but not limited to the time schedule for the work, ROCHE BIOSCIENCE shall submit such change(s) in writing to DELTAGEN (the "Proposed Change"). Such Proposed Change shall be implemented by the parties only upon DELTAGEN's acceptance of such modifications in writing and upon the mutual agreement of the parties on a revised Budget as set forth in Section 3.2 below. DELTAGEN shall have the right, in its commercially reasonable discretion, to accept or reject such Proposed Change based upon DELTAGEN's good faith belief as to whether such change would alter DELTAGEN's technical or financial obligations under a Scope of Work.

         2.9 STANDARDS OF WORK AND ANIMAL CARE. With respect to each Knockout Mice Project, DELTAGEN shall comply with all applicable * * * and good industry standards regarding the maintenance and care of the Knockout Mice. Prior to delivery to ROCHE BIOSCIENCE, * * *. DELTAGEN warrants that the Knockout Mice delivered to ROCHE BIOSCIENCE under this Agreement shall be in good health * * *. DELTAGEN shall replace any Knockout Mice that arrive at ROCHE BIOSCIENCE diseased or dead (except for disease or death resulting from the actions of ROCHE BIOSCIENCE's designated carrier). Upon the reasonable request of ROCHE BIOSCIENCE, DELTAGEN shall provide * * * reports to ROCHE BIOSCIENCE concerning maintenance and care of the Knockout Mice.

3.       PAYMENTS AND BUDGET.

         3.1 BUDGET. ROCHE BIOSCIENCE shall pay to DELTAGEN the payments set forth in the Budget for each Knockout Mice Project. Except as set forth in Section 3.2, such payments shall constitute full payment for such Knockout Mice Project, including all labor, materials and overhead and ROCHE BIOSCIENCE shall have no other payment obligations hereunder. All payments made by ROCHE BIOSCIENCE under this Agreement shall be made in accordance with the Budget.

         3.2 CHANGES TO BUDGET. Upon DELTAGEN's receipt of a Proposed Change in accordance with Section 2.8, if such Proposed Change is acceptable to DELTAGEN, ROCHE BIOSCIENCE and DELTAGEN shall negotiate in good faith a revised Budget (based upon the pricing and standards set forth in Attachment
II) and

* * * Confidential material redacted and separately filed with the Commission.

milestones based on the revised Scope of Work. No such revised Budget or schedule shall be effective until mutually agreed to in writing by both ROCHE BIOSCIENCE and DELTAGEN.

         3.3 PAYMENTS. For each Knockout Mice Project, DELTAGEN shall submit invoices to ROCHE BIOSCIENCE upon DELTAGEN's completion of each Milestone set forth in the Scope of Work. ROCHE BIOSCIENCE shall pay such invoices within thirty (30) days after receipt. Invoices based on accomplishment of Milestones shall include a written representation of DELTAGEN's completion of such Milestones in compliance with the terms of this Agreement and, where applicable, documentation showing such completion.

4.       RIGHTS TO INVENTIONS.

         4.1 DELTAGEN'S INVENTIONS. DELTAGEN shall own all Inventions relating to the design, creation, development, generation or production of Knockout Mice under this Agreement, excluding any Roche Bioscience Technology.

         4.2 ROCHE BIOSCIENCE'S INVENTIONS. ROCHE BIOSCIENCE shall own all Inventions relating to the genes and sequences submitted to DELTAGEN by ROCHE BIOSCIENCE under this Agreement, excluding any Deltagen Technology.

         4.3 KNOCKOUT MICE OWNERSHIP. With respect to each Knockout Mice Project, after ROCHE BIOSCIENCE has made all applicable Milestone payments or other payments under this Agreement to DELTAGEN for such Knockout Mice Project pursuant to Section 3.3, ROCHE BIOSCIENCE shall own (a) such Project Knockout Mice and all progeny of such Project Knockout Mice, regardless of whether they are bred to other mice and (b) all phenotypic characteristics of such Project Knockout Mice and all Data and results generated by DELTAGEN in performing the Knockout Mice Project for such Project Knockout Mice. DELTAGEN may not at any time disclose or transfer to a third party any Knockout Mice owned by ROCHE BIOSCIENCE or that are the subject of this Agreement. DELTAGEN grants ROCHE BIOSCIENCE the exclusive right to use the Project Knockout Mice, and their progeny, for any purpose, without restriction, including, but not limited to, research, development, production, breeding, sales and distribution of the Project Knockout Mice to its Affiliates and third parties. Notwithstanding anything to the contrary in this Agreement, ROCHE BIOSCIENCE shall not use the Project Knockout Mice or any Data, results or other information provided by DELTAGEN to ROCHE BIOSCIENCE directly or indirectly to reverse-engineer or practice (and ROCHE BIOSCIENCE shall not directly or indirectly acquire rights to) any of DELTAGEN's or its licensor's methods, processes, techniques, inventions, know-how or intellectual property rights relating directly or indirectly to the design, creation, development, generation or production of Knockout Mice or transgenic animals.

         4.4 GENE SEQUENCES. DELTAGEN shall not use the gene sequences transferred by ROCHE BIOSCIENCE, * * * or to reverse-engineer or practice the methods, processes, techniques, inventions or know-how relating directly or indirectly to the design, creation, development, generation or production of such sequences or genes. Such sequences shall be used by DELTAGEN only for purposes of its work pursuant to this Agreement and may not be transferred or disclosed by DELTAGEN to any third party other than to fulfill its obligations pursuant to this Agreement.

         4.5 NO OTHER TECHNOLOGY RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right or license in any technology, information, know-how, patents, pending patent applications, products or materials of the other Party, including items owned, controlled or developed by the other Party or transferred by the other Party to the-first Party at any time pursuant to this Agreement.

         4.6 FURTHER ACTIONS. Each party shall reasonably (a) provide the other party with such information reasonably available to such party, and
(b) execute and deliver such instruments, in each case, to assist in perfecting each respective party's patent and intellectual property rights to Inventions under Sections 4.1, 4.2 and 4.3 above.

* * * Confidential material redacted and separately filed with the Commission.


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5.       CONFIDENTIALITY.

         5.1 CONFIDENTIAL INFORMATION. Except as otherwise expressly provided in this Agreement, each Party shall maintain in confidence the Confidential Information of the other Party for a period of eight (8) years. Neither Party shall use, disclose or grant the use of the other's Confidential Information except on a need-to-know basis to those directors, officers, employees, Affiliates, agents, sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with its activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, the Party wishing to disclose the other's Confidential Information shall obtain the written agreement of any such Person who is not otherwise bound by confidentiality obligations at least as restrictive as the obligations set forth in this Agreement, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each Party shall notify the other upon discovery of any unauthorized use or disclosure of that Party's Confidential Information.

         5.2 PERMITTED DISCLOSURES. The nonuse and nondisclosure obligations contained in this Article 5 shall not apply to the extent that
(a) the Receiving Party is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, PROVIDED THAT, the Receiving Party shall notify the Disclosing Party prior to any such disclosure to permit the Disclosing Party to oppose such disclosure or to seek confidential treatment of such information); or (b) the Receiving Party can demonstrate that (i) the information was public knowledge at the time of such disclosure by Receiving Party, or thereafter became public knowledge, other than as a result of acts attributable to Receiving Party in violation hereof; or (ii) the information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to it by the Disclosing Party; or (iii) the information was disclosed to the Receiving Party on an unrestricted basis from a third party not under a duty of confidentiality to the Disclosing Party; or (iv) the information was independently developed by employees or agents of the Receiving Party without access to the Confidential Information of the Disclosing Party.

         5.3 TERMS OF THIS AGREEMENT. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law; PROVIDED HOWEVER, that either Party may disclose the terms or conditions of this Agreement to a third party under an obligation of confidentiality to such Party in connection with a proposed sale or in the event of a proposed merger, change in control, consolidation or other similar transaction. Notwithstanding the foregoing, prior to execution of this Agreement, ROCHE BIOSCIENCE and DELTAGEN shall agree upon the substance of information that can be used to describe the existence and/or terms of this transaction in a press release and ROCHE BIOSCIENCE and DELTAGEN may disclose such information, as modified by mutual agreement from time to time, without the other Party's consent.

         5.4 NO LICENSE. Except as expressly provided in this Agreement, nothing herein shall be construed as giving either Party any license, right, title or interest in or ownership of the other Party's Confidential Information. Upon termination of this Agreement or a particular Knockout Mice Project as provided in Article 11, or upon either Party's request, each Party shall return all Confidential Information of the other Party and/or destroy any portion of any documents, computer records, notes and other material retained by such Party which contains the Confidential Information of the other Party. However, each Party may retain one copy of such Confidential Information in its legal files to be used only for interpretation of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES.

         6.1 GENERAL REPRESENTATIONS. Each Party hereby represents and warrants to the other Party as follows:

                  6.1.1 CORPORATE -EXISTENCE. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

                  6.1.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

                  6.1.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement have been obtained.

                  6.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

         6.2 DELTAGEN TECHNOLOGY. DELTAGEN represents and warrants to its actual knowledge that DELTAGEN is not aware of any issued third party patent, patent application or other intellectual property right that would be infringed by ROCHE BIOSCIENCE's use of the Knockout Mice under this Agreement. DELTAGEN represents and warrants to its * * * that DELTAGEN (a) is the sole owner or licensee of the Deltagen Technology and (b) has not granted to any third party any license or other interest in the Deltagen Technology which would materially impair DELTAGEN's ability to perform its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, ROCHE BIOSCIENCE acknowledges and agrees that (x) each gene sequence of interest to ROCHE BIOSCIENCE has been or will be selected by ROCHE BIOSCIENCE and ROCHE BIOSCIENCE bears full responsibility for identifying, selecting and providing DELTAGEN with the specific gene sequences for each Knockout Mice Project, and consequently, for any Claims relating to such gene sequences and (y) DELTAGEN's representation and warranty under this Section 6.2 shall not apply or relate to the identification, selection or knockout of the specific gene sequences for each Knockout Mice Project under this Agreement or any Knockout Mice arising from such gene sequences.

         6.3 ROCHE BIOSCIENCE TECHNOLOGY. ROCHE BIOSCIENCE represents and warrants to its actual knowledge that Roche is not aware of any issued third party patent, patent application or other intellectual property right that would be infringed by DELTAGEN's use of the Roche Bioscience Technology under this Agreement. ROCHE BIOSCIENCE represents and warrants to its actual knowledge that Roche (a) is the sole owner or licensee of the Roche Bioscience Technology and (b) has not granted to any third party any license or other interest in the Roche Bioscience Technology which would materially impair DELTAGEN's ability to perform its obligations under this Agreement.

         6.4 LIMITATION OF WARRANTY AND LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, DELTAGEN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE KNOCKOUT MICE GENERATED UNDER THIS AGREEMENT OR THE KNOCKOUT MICE PROJECTS. DELTAGEN DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED,. INCLUDING WITHOUT LIMITATION A WARRANTY OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS OR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE RESEARCH, DEVELOPMENT, GENERATION OR USE OF THE KNOCKOUT MICE UNDER THIS AGREEMENT.

7.       REPORTING.

         DELTAGEN shall deliver via overnight delivery service (or other service agreed to by the parties) to the ROCHE BIOSCIENCE Representative all reports required to be delivered in connection with a Knockout Mice Project.

8.       RECORD RETENTION, INSPECTIONS, AND COOPERATION.

         8.1 MAINTENANCE OF DATA. DELTAGEN shall maintain all written Data for a period of not less than two (2) years. At the expiration of such two (2) year period, ROCHE BIOSCIENCE, at ROCHE BIOSCIENCE's cost and expense, shall promptly arrange with DELTAGEN for delivery of such Data to ROCHE BIOSCIENCE or DELTAGEN may dispose of such written Data sixty (60) days after providing written notice of the same to ROCHE BIOSCIENCE.

* * * Confidential material redacted and separately filed with the Commission.


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


         8.2 NOTICE OF REGULATORY ACTION. If a Regulatory Agency or, any other federal, state or local government authority conducts, or gives notice of its intent to conduct, an inspection at any Designated Site, or takes any other regulatory action with respect to a Knockout Mice Project conducted under this Agreement, then the Party learning thereof shall promptly give the other Party notice thereof, and each Party shall provide the other with any information reasonably required in connection therewith.

9.       DATA.

         For each Knockout Mice Project, DELTAGEN shall prepare and submit to ROCHE BIOSCIENCE or its designee all Data as set forth under the applicable Scope of Work, but in no event later than thirty (30) business days after (i) the date of termination of such Knockout Mice Project or (ii) the date on which ROCHE BIOSCIENCE otherwise requests delivery of the Data.

10.      SUBCONTRACTING AND INDEPENDENT CONTRACTOR.

         10.1 SUBCONTRACTING. ROCHE BIOSCIENCE is aware that certain Knockout Mice Projects may require DELTAGEN to subcontract to third parties portions of the work required by a Scope of Work. ROCHE BIOSCIENCE shall be deemed to have approved such subcontracting on the following terms and conditions: (i) DELTAGEN shall not be allowed or authorized to make any representations relating to ROCHE BIOSCIENCE without the prior written consent of ROCHE BIOSCIENCE; and (ii) such third party subcontractor shall be subject to the terms and conditions of this Agreement. Prior to subcontracting any work contemplated by a Knockout Mice Project, DELTAGEN shall notify ROCHE BIOSCIENCE of the intended third party subcontractor and ROCHE BIOSCIENCE shall be provided with fourteen (14) days in which to object to the use of a particular subcontractor. If ROCHE BIOSCIENCE does not object to the use of a particular subcontractor within such fourteen (14) day period, DELTAGEN may subcontract such work under the Scope of Work to such third party subcontractor.

         10.2 INDEPENDENT CONTRACTOR. DELTAGEN shall perform its obligations under this Agreement as an independent contractor, and NOTHING CONTAINED herein shall be construed to be inconsistent with that relationship or status. Neither Party, nor their employees, agents and consultants, shall be considered employees or agents of the other Party and shall not be entitled to participate in any of the other Party's benefit plans, programs, employment policies, or workers' compensation insurance. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind. Neither Party shall have the authority to bind the other Party to any agreement whatsoever. Each Party shall provide evidence satisfactory to the other Party of the existence of workers' compensation and employer's liability insurance covering any personnel of such Party supplied hereunder.

11.      TERM AND TERMINATION.

         11.1 TERM . This Agreement shall begin on the Effective Agreement Date and remain in full force and effect until the later of (a) two
(2) years after the Effective Agreement Date, or (b) the completion by DELTAGEN of all Milestones under any applicable Knockout Mice Projects under this Agreement, unless earlier terminated as provided in this Article 11.

         11.2 TERMINATION BY ROCHE BIOSCIENCE. ROCHE BIOSCIENCE may terminate this Agreement or a Knockout Mice Project at any time without cause, upon thirty (30) days prior written notice.

         11.3 TERMINATION BY DELTAGEN.DELTAGEN may terminate a Knockout Mice Project upon DELTAGEN's identification of an item described in Section
2.4 which would prevent DELTAGEN from completing such Knockout Mice Project using commercially reasonable efforts.

         11.4     TERMINATION BY EITHER PARTY.

                  11.4.1 MATERIAL DEFAULT. This Agreement or a Knockout Mice Project may be terminated by either Party upon any material breach of this Agreement by the other Party, provided that any breaching Party shall


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

be given not less than twenty (20) days prior written notice of such breach and the opportunity to cure such breach during such period.

                  11.4.2 BANKRUPTCY. This Agreement or a Knockout Mice Project may be immediately terminated by either Party if the other Party is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has a receiver appointed for a-substantial part of its assets.

         11.5     RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION.

                  11.5.1 TERMINATION BY ROCHE BIOSCIENCE WITHOUT CAUSE OR FOR BREACH OR BANKRUPTCY OF ROCHE BIOSCIENCE. If this Agreement or a Knockout Mice Project is terminated by ROCHE BIOSCIENCE pursuant to Section 11.2 or terminated by DELTAGEN pursuant to Section 11.4, DELTAGEN shall cease further work on applicable Knockout Mice Projects as immediately as practicable in accordance with its responsibilities under this Agreement and applicable Laws, in order to reduce or eliminate further costs, and to cancel, if permitted under the terms of applicable agreements, any third party obligations. Within thirty (30) days after DELTAGEN's ceasing of work on such Knockout Mice Projects, DELTAGEN shall provide ROCHE BIOSCIENCE with a written itemized statement of all work performed by it through termination, including any non-cancelable costs or expenses incurred by DELTAGEN prior to termination. DELTAGEN shall invoice ROCHE BIOSCIENCE for all unpaid Milestones completed by DELTAGEN and if such notice is received by DELTAGEN prior to DELTAGEN's completion of work under a Milestone, DELTAGEN shall in addition have the right to further invoice ROCHE BIOSCIENCE for payment of such one uncompleted Milestone as if DELTAGEN had completed such Milestone. DELTAGEN shall deliver to ROCHE BIOSCIENCE all deliverables prepared or completed by DELTAGEN at the time of such cessation of work and all unused Study Materials and Data.

                  11.5.2 TERMINATION BY ROCHE BIOSCIENCE FOR BANKRUPTCY OF DELTAGEN OR BY DELTAGEN FOR DELTAGEN'S INABILITY TO COMPLETE MILESTONE. If this Agreement or a Knockout Mice Project is terminated by DELTAGEN pursuant to Section 11.3 or by ROCHE BIOSCIENCE pursuant to Section 11.4.2 above, DELTAGEN shall deliver all deliverables prepared or completed by DELTAGEN at the time of such termination, all unused Study Materials and all Data to ROCHE BIOSCIENCE within sixty (60) days of receipt by DELTAGEN of notice of termination. DELTAGEN shall provide ROCHE BIOSCIENCE with a written itemized statement of all work performed by DELTAGEN through the date of termination (including any Milestones completed by DELTAGEN) and ROCHE BIOSCIENCE shall pay such invoiced amount within thirty (30) days of receipt of such statement.

                  11.5.3 TERMINATION BY ROCHE BIOSCIENCE FOR BREACH BY DELTAGEN. If this Agreement or a Knockout Mice Project is terminated by ROCHE BIOSCIENCE pursuant to Section 11.4.1 above, DELTAGEN shall deliver all deliverables prepared or completed by DELTAGEN at the time of such termination, all unused Study Materials and all Data to ROCHE BIOSCIENCE within sixty (60) days of receipt by DELTAGEN of notice of termination. DELTAGEN shall provide ROCHE BIOSCIENCE with a written itemized statement of all work performed by DELTAGEN through the date of termination (including any Milestones completed by DELTAGEN) and ROCHE BIOSCIENCE shall pay such invoiced amount (or portion thereof that is not reasonably the subject of such breach) within thirty (30) days of receipt of such statement.

         11.6 EFFECT OF EXPIRATION OR TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 4, 5, 6.4 and 12 shall survive any expiration or termination of this Agreement.

12.      INDEMNIFICATION.

         12.1 ROCHE BIOSCIENCE'S INDEMNIFICATION. ROCHE BIOSCIENCE shall defend, indemnify and hold harmless DELTAGEN and its directors, officers, employees and agents from and against any and all losses, liabilities, damages or expenses (collectively, "Liabilities") that they may suffer as a result of any claims, demands, actions or other proceedings (collectively, "Claims") made or instituted by any third party and arising out of or relating to (a) a breach of any representation, warranty or covenant of ROCHE BIOSCIENCE under this Agreement or (b) ROCHE BIOSCIENCE's gross negligence or willful misconduct, except in each case to the extent such Liabilities resulted from the gross negligence or willful misconduct of DELTAGEN.

         12.2 DELTAGEN'S INDEMNIFICATION. DELTAGEN shall defend, indemnify and hold harmless ROCHE BIOSCIENCE and its directors, officers, employees and agents from and against any and all Liabilities that they may suffer as a result of any Claims made or instituted by any third party and arising out of or relating to (a) a breach of any representation, warranty or covenant of DELTAGEN under this Agreement or (b) DELTAGEN's gross negligence or willful misconduct, except in each case to the extent such Liabilities resulted from the gross negligence or willful misconduct of ROCHE BIOSCIENCE.

         12.3 PROCEDURE. A Party (the "Indemnified Party") which intends to claim indemnification under this Article 12, shall promptly notify the other Party (the "Indemnifying Party") of any Claim with respect to which the Indemnified Party intends to claim such indemnification. The Indemnifying Party shall assume and control the defense of such Claim with counsel selected by the Indemnifying Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would create a conflict for the interests of the Indemnified Party. The indemnity obligations under this Article 12 shall not apply to amounts paid in settlement of any Liability if such settlement is effected without the consent of the Indemnifying Party, which shall be given or not in the Indemnifying Party's sole discretion. The failure to deliver notice to the Indemnifying Party within a prompt time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this
Article 12, but the omission so to deliver notice to the Indemnifying Party will not relieve it of any liability that it may have to the Indemnified Party otherwise than under this Article 12. The Indemnifying Party may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the Indemnified Party without the express written consent of the Indemnified Party. The Indemnified Party, its employees and agents, shall cooperate fully with the Indemnified Party and its legal representatives in the investigation of any Claim covered by this indemnification.

13.      TAXATION.

         In order that ROCHE BIOSCIENCE may comply with applicable tax laws and regulations, DELTAGEN, at ROCHE BIOSCIENCE's cost and expense, if reasonably requested by ROCHE BIOSCIENCE, agrees to provide within thirty (30) days after the close of each calendar year such non-confidential information reasonably available to DELTAGEN which ROCHE BIOSCIENCE reasonably requests and deems necessary to properly compute its tax liability. In order to assist DELTAGEN in providing such information, ROCHE BIOSCIENCE shall provide DELTAGEN with a summary of payments made to it during such year for research activities conducted during such year.

14.      TRADEMARKS.

         Neither Party shall use of the trademarks or tradenames of the other Party without the express written consent of the other Party.

15.      DELAYS OR FORCE MAJEURE.

         15.1 FORCE MAJEURE. Neither Party shall be liable for the failure to perform its obligations under this Agreement or a Knockout Mice Project if such failure is occasioned by a contingency beyond such Party's reasonable control, including but not limited to strikes or other labor disturbances, lockouts, riots, wars, fires, floods, earthquakes or storms. A Party claiming a right to excused performance under this Section 15.1 shall immediately notify the other Party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance.

         15.2 DELAY. If ROCHE BIOSCIENCE delays the actual start of a Knockout Mice Project for any reason, the date by which DELTAGEN is obligated to complete its duties and obligations as described in the applicable Scope of Work shall be extended by the number of days the start was delayed.

16.      NOTICES.

         Any notice-required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ROCHE BIOSCIENCE or DELTAGEN at (i) in the case of notices pursuant to this Agreement, the respective addresses set forth below or at such other address as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the TRANSMISSION IS completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice shall be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received. Any notice sent by facsimile must also be sent by mail or overnight courier or delivered by hand.

IF TO DELTAGEN:
Deltagen, Inc.
* * *

Fax:     (650) 610-6823
Attn:    William Matthews
President

IF TO ROCHE BIOSCIENCE:
Roche Bioscience, a Division of Syntex (U.S.A.) Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
Fax: (650) 852-1932
Attn: Business Development,
Neurobiology Unit., R7-101

With a copy to the above address,
Attn:    Legal Affairs, A2-225
Fax:     (650) 852-1338

17.      MISCELLANEOUS PROVISIONS.

         17.1 ASSIGNMENT AND SUBCONTRACTING. Neither Party may assign this Agreement to any third party without the prior written consent of the other Party, PROVIDED HOWEVER, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         17.2 AMENDMENTS. No provision of this Agreement, the Budget or the Scope of Work may be amended, revoked, or waived except in writing signed and delivered by an authorized officer of each Party. Either Party's failure to require the other Party to comply with the provisions of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

         17.3 VALIDITY. If any clause, section or paragraph of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, it will be deemed severed from the remainder of this Agreement and will have no effect on the legality, validity or enforceability of the remaining provisions.

         17.4 HEADINGS. The paragraph headings of this Agreement are merely for the convenience of the parties and are not to be construed as modifying or changing the obligations or conditions expressed in this Agreement.

         17.5 ENTIRETY. This Agreement represents the entire understanding as of the Effective Agreement Date hereof between the parties with respect to the matter hereof, and supersedes all prior agreements, negotiations; understandings, representations, statements, and writings between the parties relating thereto.

* * * Confidential material redacted and separately filed with the Commission.

         17.6 CONFLICT WITH SCOPE OF WORK OR BUDGET. If any terms of this Agreement are in conflict with any terms of any Scope of Work or Budget, the terms of this Agreement shall govern.

         17.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall. constitute one and the same instrument.

         17.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles of California or any other state or jurisdiction.

         IN WITNESS WHEREOF, the Parties hereto through each of their respective duly authorized representatives have caused this Agreement to be executed as of the Effective Date.

ROCHE BIOSCIENCE DIVISION OF SYNTEX (U.S.A.) INC.             DELTAGEN, INC

By                                                            By
     /s/ R.L. WHITING                                              /s/ WILLIAM MATTHEWS
     -------------------------------------------------             -------------------------------------------------

Name:                                                         Name:
        R.L. WHITING                                                   WILLIAM MATTHEWS
        ----------------------------------------------                 ---------------------------------------------
Title:  SUP, HEAD, NEUROBIOLOGY                               Title:   PRESIDENT

Date:                                                         Date:
          8/2/98                                                       9/30/98
          --------------------------------------------                 ---------------------------------------------

                                  ATTACHMENT I

                              FORM OF SCOPE OF WORK

         1. Each Knockout Mice Project shall be conducted according to the general terms and conditions contained in this Scope of Work, the following specifications contained herein and the provisions of the Master Services Agreement between the parties. The Roche Bioscience Representative shall be * * *. The parties shall agree in writing upon any additional specific terms and conditions for each Scope of Work prior to the commencement of each respective Knockout Mice Project.

         Each Knockout Mice Project shall involve a knockout of * * * gene of interest to ROCHE BIOSCIENCE. The first * * * genes-of interest for knockout (each corresponding to a separate Knockout Mice Project) to ROCHE BIOSCIENCE are listed below. ROCHE BIOSCIENCE shall have the option of expanding the number of Knockout Mice Projects (and thus, the number of genes of interest) up to a total number of * * * Knockout Mice Projects (and genes of interest), by providing written notice to DELTAGEN during the term of this Agreement. The parties shall mutually agree upon the Scope of Work for such genes.

Genes    of Interest:

         * * *

2.       The following Milestones shall apply to each Knockout Mice Project

         --------- ---------------------------------------------- ---------------------------------------------------
                   Milestone                                      Completion Date
         --------- ---------------------------------------------- ---------------------------------------------------
         1.        * * *                                          * * * from Effective Commencement Date
         --------- ---------------------------------------------- ---------------------------------------------------
         2.        * * *                                          * * * from Effective Commencement Date
         --------- ---------------------------------------------- ---------------------------------------------------
         3.        * * *                                          * * * from Effective Commencement Date
         --------- ---------------------------------------------- ---------------------------------------------------

Milestone 1:      * * *

         DELTAGEN will * * * based on * * * received from ROCHE BIOSCIENCE. Anticipated time frame for completion will be within * * * after receipt of necessary * * *. In the event of unforeseen technical difficulties occurring within * * * of initiating * * * resulting from the * * *, DELTAGEN (upon consultation with ROCHE BIOSCIENCE) may * * * at * * *, or ROCHE BIOSCIENCE may terminate the Knockout Mice Project with no obligation to pay Milestone
1. Irrespective of the number of * * *, there will be * * * Milestone 1 payment for the * * * for each * * *, unless a * * * is-selected because of *
* * in Milestone 2, in which case * * *.

Milestone 2:      * * *

         DELTAGEN will * * * and * * * and * * *. DELTAGEN will * * * a maximum of * * * for * * * of at least * * * and up to a maximum * * * in fulfillment of this Milestone 2. If * * * is identified by DELTAGEN and ROCHE BIOSCIENCE requests DELTAGEN to identify additional * * *, or if * * * is the
* * *, DELTAGEN, after consultation with ROCHE BIOSCIENCE, will either (a) *
* * and * * * with the * * * and * * * or (b) * * *, in each case at the "Additional Payment" rates set forth in the Budget. Alternatively, ROCHE BIOSCIENCE may terminate this Knockout Mice Project without any further obligation to DELTAGEN. The anticipated time for completion of * * * the * *
* will be * * * from the Effective Commencement Date* * *. ROCHE BIOSCIENCE will also receive * * * in order to confirm * * * to confirm the * * *, as well as * * *, * * *.

* * * Confidential material redacted and separately filed with the Commission.

Milestone 3:      * * *

         DELTAGEN will transfer a minimum of * * * and up to a maximum of * * * independent * * * will be transferred only if * * * clones happen to be * * * by DELTAGEN in the * * * of the * * * in Milestone 2) into * * * to generate * * * mice (dependent upon the * * *).

         DELTAGEN shall inform ROCHE BIOSCIENCE as to what * * * was used, what * * *. Anticipated time frame for completion will be * * * from the Effective Commencement Date. DELTAGEN will provide to ROCHE BIOSCIENCE by delivery FOB ROCHE BIOSCIENCE's designated carrier, * * * mice (* * *), with
* * * from at least * * * of the * * *. Such * * * shall be reasonably and promptly confirmed by ROCHE BIOSCIENCES using * * *. ROCHE BIOSCIENCE shall use commercially reasonable and good scientific practices in undertaking * * *. If the * * * reasonably demonstrates that * * * has occurred with the * *
* mice provided by DELTAGEN to ROCHE BIOSCIENCE, DELTAGEN shall provide to ROCHE BIOSCIENCE by delivery FOB ROCHE BIOSCIENCE's designated carrier * * *, PROVIDED THAT, ROCHE BIOSCIENCE has reasonably and properly conducted * * *. Prior to DELTAGEN providing such additional * * * mice, ROCHE BIOSCIENCE shall demonstrate to DELTAGEN's reasonable satisfaction that * * *.

* * * Confidential material redacted and separately filed with the Commission.

                             ATTACHMENT II (BUDGET)                [PAGE 1 of 2

                           PREFERRED PRICING SCHEDULE

         Total cost for each Knockout Mice Project through * * *

         STANDARD MUTATIONS AND STANDARD PROCEDURES:

The following pricing schedule in this Budget is based upon a total of * * * Knockout Mice Projects (* * * gene sequences-of interest to ROCHE BIOSCIENCE). If ROCHE BIOSCIENCE requests DELTAGEN to perform more than * * * Knockout Mice Projects, the parties shall negotiate and agree in good faith upon a revised payment schedule for each additional Knockout Mice Project performed after the tenth Project.

         THE FOLLOWING MILESTONE PAYMENT SCHEDULE SHALL APPLY TO EACH KNOCKOUT MICE PROJECT:

---------------- ---------------------------------- ------------------------------------- ----------------------------
                                                    DELIVERABLE (MUST MEET FULL
                                                    DESCRIPTIONS IN ATTACHMENT I UNLESS
                 MILESTONE                          OTHERWISE PROVIDED)                   PAYMENT
---------------- ---------------------------------- ------------------------------------- ----------------------------
0.               * * *                              No additional requirements under                           $13,000
                                                    Attachment I; to be paid by ROCHE
                                                    BIOSCIENCE within 30 days of
                                                    Effective Commencement Date
---------------- ---------------------------------- ------------------------------------- ----------------------------
1.               * * *                              Notification from DELTAGEN to ROCHE                         * * *
                                                    BIOSCIENCE of successful completion
                                                    of Milestone I
---------------- ---------------------------------- ------------------------------------- ----------------------------
2.               * * *                              DELTAGEN's * * * of initial                                 * * *
                                                    * * * colonies for * * *
---------------- ---------------------------------- ------------------------------------- ----------------------------
3.               * * *                              Successful generation and delivery                          * * *
                                                    FOB to ROCHE BIOSCIENCE's
                                                    designated carrier of * * * for at
                                                    least * * *
---------------- ---------------------------------- ------------------------------------- ----------------------------

* * * Confidential material redacted and separately filed with the Commission.

                              (ATTACHMENT II (BUDGET))             [PAGE 2 of 2]

         ADDITIONAL PAYMENTS:

---------------------------------------- -------------------------------------- --------------------------------------
MILESTONE                                TASK DESCRIPTION                       PAYMENT TERMS
---------------------------------------- -------------------------------------- --------------------------------------
2a.  * * *                               Construction of * * * , and * * *      Not to exceed $* * *, negotiated on
                                         of the * * * colonies.                 a case-by-case basis, for the
                                                                                combined achievement of selecting a
                                                                                * * * and * * * up to * * *
---------------------------------------- -------------------------------------- --------------------------------------
2b.  * * *                               * * * of additional * * *              $* * * per each * * *
                                         following * * * of * * *.
---------------------------------------- -------------------------------------- --------------------------------------

* * * Confidential material redacted and separately filed with the Commission.